Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc  (BVA-HI)
BlackRock Secured Credit Portfolio  (BR-MSB)
AST BlackRock Global Strategies Portfolio - US High
Yield  (PRU-AA-HY)
BlackRock Limited Duration Income Trust  (BLW)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock Multi-Asset Income - High Yield Portfolio
(BR-INC-HY)
BlackRock Senior High Income Fund, Inc.  (ARK)
BlackRock High Yield Portfolio  (MIST-HY)
BlackRock Debt Strategies Fund, Inc.  (DSU)

The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:02-28-2013

Security Type:


BND/CORP

Issuer


Huntsman International LLC  (2020)
Selling
Underwriter


J.P. Morgan Securities LLC
Affiliated
Underwriter(s)


[X] PNC
[ ] Other:

List of Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc.,
Citigroup Global Markets Inc., Goldman,
Sachs & Co., HSBC Securities (USA) Inc.,
J.P. Morgan Securities LLC, RBC Capital
Markets, Wells Fargo Securities, LLC,
PNC Capital Markets LLC, RBS Securities
Inc.

Transaction Details

Date of Purchase
02-28-2013

Purchase
Price/Share
(per share / %
of par)
$98.500

Total
Commission,
Spread or
Profit
1.00



1.  Aggregate Principal Amount
Purchased (a+b)

$15,000,000
a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$3,397,000
b.  Other BlackRock Clients

$11,603,000

2.  Aggregate Principal Amount of
Offering

$250,000,000

Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.06

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[ ] U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities  [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera Global Syndicate Team Member
Date: 03-04-2013




Approved by: David Lim Global Syndicate Team Member
Date: 3-5-2013